Exhibit 99.1
NASDAQ: SMBC March 2, 2023

Company Overview Headquartered in Poplar Bluff, MO, with locations across southern Missouri, in the St. Louis, MO, Metropolitan Statistical Area (MSA), in northeast and north-central Arkansas, and in southern Illinois, $3.5 billion in assets as of December 31, 2022. Loans, net, totaled $3.0 billion; deposits were $3.0 billion; stockholders’ equity totaled $337 million. As noted in a report on Form 8-K filed January 20, 2023, the Company completed its merger with Citizens Bancshares, Co., Kansas City, Missouri (“Citizens”), the former parent company of Citizens Bank and Trust Company, which became a subsidiary of Southern Missouri effective with the closing of the merger. In late February 2023, the Company completed the merger Citizens Bank and Trust Company with and into Southern Bank. At December 31, 2022, Citizens reported total consolidated assets of $973 million, including loans, net, of $463 million, and deposits of $838 million. On a pro forma basis, the combined entity will hold assets of approximately $4.4 billion, including loans, net, of $3.4 billion, and deposits of $3.8 billion. Tangible common equity* of $302 million results in TBV/common share* of $32.91 at December 31, 2022, which has grown at a compounded annual growth rate of 11.5% since June 30, 2018. The Company’s profitability was significantly impacted in FY 2021 and FY 2022 by recognition of origination fees on SBA Paycheck Protection Program (PPP) loans, as forgiveness payments were received and accretion of the deferred fees was accelerated. The fees, recognized as loan interest income, resulted in additional pre-tax income of $3.4 million in FY 2021, increasing diluted EPS by $0.30, net of tax, and net interest margin by 14 basis points. In FY 2022, this pre-tax income totaled $3.3 million, increasing diluted EPS by $.28, net of tax, and net interest margin by 12 basis points. Total remaining PPP balances at December 31, 2022 were $888,000 while recognition of deferred fee income on PPP loans was immaterial and impacted net interest margin by less than one basis point in the first six months of fiscal 2023. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. 2

Company Overview (cont.) Effective July 1, 2020, the Company adopted ASU 2016-13, the current expected credit losses (CECL) standard. The Company recorded a negative provision for credit losses (PCL) of $1.0 million for fiscal 2021. During fiscal 2022, the Company recorded a PCL of $1.5 million. Provisioning for the first six months of fiscal year 2023 was $6.2 million, driven mostly by the loan growth in the fiscal year-to-date, as well as a modest decline in the modeled economic outlook. Our Allowance for Credit Losses (“ACL”) at December 31, 2022, totaled $37.5 million, representing 1.25% of gross loans and 783% of nonperforming loans, as compared to an ACL of $33.2 million, representing 1.22% of gross loans and 806% of nonperforming loans at June 30, 2022. In February 2022, the Company completed a merger with Fortune Financial, Inc., parent of FortuneBank, with one branch in each of Jefferson and St. Louis Counties, Missouri, both located within the St. Louis, Missouri, MSA. At closing, Fortune’s consolidated assets were $255 million, including loans, at fair value, of $202 million, while deposits, at fair value, totaled $214 million. Consideration was comprised of stock and cash at a 60:40 ratio. In December 2021, the Company assumed the deposits and acquired the Cairo, Illinois, branch location of First National Bank, Oldham, South Dakota. The branch, located in the Cape Girardeau, MO/IL MSA, held approximately $29 million in deposits, and the Company consolidated its existing Cairo, Illinois, facility with the acquired branch location. Acquisitions from 2014 to 2020, included Central Federal Savings and Loan (Rolla, Missouri), First Commercial Bank (Southeast Missouri), Southern Missouri Bank of Marshfield (Springfield, Missouri MSA), Capaha Bank (Cape Girardeau, Missouri MSA), and Peoples Bank of the Ozarks (locations primarily in the Springfield, Missouri MSA), adding an aggregate of $605 million in loans and $677 million in deposits. 3

Branch Map As of December 31, 2022, Southern Bank operated 51 banking facilities across southern Missouri, in the St. Louis, MO MSA, northeast and north-central Arkansas, and southern Illinois, prior to the Citizens merger. The Citizens merger added 14 branches in the Kansas City, St. Joseph, and other markets in northern Missouri. Source: S&P Capital IQ Pro 4 Kansas City MSA SMBC Citizens

Profitability and Earnings History 1.17% 1.38% 1.18% 1.79% 1.59% 1.26% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023 11.3% 13.1% 11.1% 17.7% 15.4% 13.0% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023 Return on average common equity $2.29 $2.97 $2.94 $5.05 $5.17 $2.28 $2.39 $3.14 $2.99 $5.22 $5.21 $2.30 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023 Core Diluted Common EPS* Diluted Common EPS Historical diluted common EPS and core diluted common EPS* 5 Data is for the fiscal years ended June 30, except for FYTD 2023, which is for the six-month period ended December 31, 2022. Return on average assets and return on average common equity are annualized. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. Return on average assets

Earnings Components Net interest income, NIM, and core NIM* (dollars in thousands) $62,383 $72,782 $80,136 $92,686 $103,567 $56,758 3.78% 3.78% 3.72% 3.77% 3.72% 3.55% 3.64% 3.63% 3.64% 3.69% 3.66% 3.49% 3.25% 3.50% 3.75% 4.00% $0 $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023 Net Interest Income Net Interest Margin Core Net Interest Margin* Efficiency ratio & noninterest expense / average assets 57.7% 55.9% 57.4% 48.0% 50.8% 51.0% 2.39% 2.28% 2.33% 2.05% 2.14% 2.04% 1.80% 2.00% 2.20% 2.40% 2.60% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023 Efficiency Ratio Non-Interest Exp. / Avg. Assets Data is for the fiscal years ended June 30, except for FYTD 2023, which is for the six-month period ended December 31, 2022; NIM, core NIM, and Noninterest Expense/Average Assets are annualized. Acquisition-related costs of $925,000 in FY 2018, $829,000 in FY 2019, $1.2 million in FY 2020, $1.4 million in FY 2022 and $777,000 in FYTD 2023 increased the Efficiency Ratio and our Noninterest Expense/Average Assets by 1.2 percentage points and five basis points, respectively, in FY 2018, by 0.9 percentage points and four basis points, respectively, in FY 2019; by 1.2 percentage points and five basis points, respectively, in FY 2020; by 0.9 percentage point and four basis points, respectively in FY 2022; by 1.1 percentage points and five basis points, respectively in FYTD 2023. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. 6 Interest income recognized on PPP loans due to early prepayment (forgiveness) added 14 bps to NIM and core NIM* in FY 2021 and 12 bps to NIM and core NIM* in FY 2022.

Credit Quality Performance 0.58% 1.13% 0.40% 0.26% 0.15% 0.16% 0.00% 0.50% 1.00% 1.50% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023 1.15% 1.07% 1.16% 1.49% 1.22% 1.25% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023 139% 80% 224% 409% 526% 564% 0% 100% 200% 300% 400% 500% 600% 700% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023 Data is as of and for the fiscal years ended June 30, except for FYTD 2023, which is as of and for the six-month period ending December 31, 2022. NPLs are defined as nonaccrual loans plus loans past due 90 days or more and still accruing. NPAs are defined as nonaccrual loans, plus loans past due 90 days or more and still accruing, plus other real estate owned, plus other repossessed assets. NCOs are net charge-offs. NPLs / Loans Reserves / Gross Loans Reserves / NPAs NCOs / Average Loans (annualized) 0.02% 0.02% 0.04% 0.03% 0.00% 0.02% 0.00% 0.05% FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023 7 Gideon Acquisition, November 2018

Loan Growth Loan portfolio, at period end (gross loans, excluding loans in process and deferred loan fees; dollars in millions) $1,582 $1,866 $2,171 $2,237 $2,720 $2,995 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023 Consumer & Other Agricultural Operating & Equip. Commercial Business Construction R/E (balances funded) Agricultural R/E Commercial R/E Residential R/E Data is as of June 30, except for FYTD 2023, which is as of December 31, 2022. Residential real estate includes multifamily. Acquisitions over this time period included the following loan portfolios, noted at fair value on the acquisition date: FortuneBank Acquisition, February 2022: $202 million Central Federal Acquisition, May 2020: $51 million Gideon Acquisition, November 2018: $144 million SMB-Marshfield Acquisition, February 2018: $68 million 8 PPP loan balances totaled $132.3 million at June 30, 2020, $63.0 million at June 30, 2021, $3.1 million at June 30, 2022, and $888,000 at December 31, 2022

Loan Portfolio Composition Residential R/E, 34.4% Commercial R/E, 34.2% Agricultural R/E, 7.4% Construction R/E, 5.2% Commercial Business, 11.6% Agricultural Operating & Equip., 3.8% Consumer and Other, 3.4% Residential R/E, 28.5% Commercial R/E, 34.4% Agricultural R/E, 10.1% Construction R/E, 4.2% Commercial Business, 12.6% Agricultural Operating & Equip., 5.2% Consumer and Other, 5.0% Loans, as of June 30, 2018 Loans, as of December 31, 2022 9

Deposit Growth Deposits, at period end (dollars in millions) Data is as of June 30, except for FYTD 2023, which is as of December 31, 2022. Acquisitions over this time period included the following deposit balances assumed, noted at fair value on the acquisition date: FortuneBank Acquisition, February 2022: $214 million Central Federal Acquisition, May 2020: $47 million Gideon Acquisition, November 2018: $171 million SMB Acquisition, February 2018: $68 million 10 $1,580 $1,894 $2,185 $2,331 $2,815 $3,006 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023 Noninterest-bearing Transaction Accounts Interest-bearing Transaction Accounts Money Market Deposit Accounts Savings Accounts Certificates < $250,000 Brokered Certificates (not reciprocal) Certificates > $250,000

Deposit Portfolio Composition CDs >= $250,000, 7.3% Brokered CDs (not reciprocal), 0.9% CDs < $250,000, 25.5% Savings, 10.0% MMDAs, 7.4% NOW, 36.0% Noninterest, 12.9% Deposits, as of June 30, 2018 Deposits, as of December 31, 2022 CDs >= $250,000, 5.5% Brokered CDs (not reciprocal), 3.3% CDs < $250,000, 17.1% Savings, 8.2% MMDAs, 12.0% NOW, 39.0% Noninterest, 14.9% 11

Stock Valuation $0.44 $0.52 $0.60 $0.62 $0.80 $0.42 1.13% 1.49% 2.47% 1.38% 1.77% 1.83% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023 Dividends per Common Share Annualized Dividend Yield Dividends per common share and dividend yield $20.15 $23.22 $26.00 $29.55 $31.05 $32.91 $39.02 $34.83 $24.30 $44.96 $45.26 $45.83 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FYTD 2023 Tangible Book Value per Common Share* Closing Stock Price Tangible book value per common share* and closing stock price 12 Data is for the fiscal years ended June 30, except for FYTD 2023, which is for the six-month period ended December 31, 2022. Dividend yield is annualized, as applicable. Stock price used to calculate dividend yield is the period end closing stock price. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. ** Compound annualized growth rate for tangible book value per common share from June 30, 2018 through December 31, 2022. TBV/CS annualized growth of 11.5%

Stock Performance – Five Year Total Return Data is as of February 23, 2023, when our closing stock price was $47.31. Source: S&P Global Market Intelligence 13

Important Statements Forward Looking Statements This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Southern Missouri Bancorp, Inc. (the “Company”). These forward-looking statements may include, without limitation, statements with respect to anticipated future operating and financial performance, growth opportunities, interest rates, cost savings and funding advantages expected or anticipated to be realized by management. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify these forward looking statements. Forward-looking statements by the Company and its management are based on beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions of management and are not guarantees of future performance. The important factors we discuss below, as well as other factors identified in this filing and in our other filings with the SEC and those presented elsewhere by our management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this document: potential adverse impacts to the economic conditions in the Company’s local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, generally, resulting from the ongoing COVID 19 pandemic and any governmental or societal responses thereto; expected cost savings, synergies and other benefits from our merger and acquisition activities, including our ongoing and recently completed acquisitions, might not be realized within the anticipated time frames, to the extent anticipated, or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the strength of the United States economy in general and the strength of the local economies in which we conduct operations, including unemployment levels and labor shortages; fluctuations in interest rates and the effects of inflation or a potential recession or slowed economic growth; monetary and fiscal policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the U.S. Government and the governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; our ability to access cost-effective funding; the timely development of and acceptance of our new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services; fluctuations in real estate values and both residential and commercial real estate markets, as well as agricultural business conditions; demand for loans and deposits in our market area; legislative or regulatory changes that adversely affect our business; changes in accounting principles, policies, or guidelines; results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses or to write-down assets; 14

Forward Looking Statements, continued the impact of technological changes; and our success at managing the risks involved in the foregoing. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Non-GAAP Financial Measures Tangible common equity, tangible book value per common share, core diluted earnings per common share, and core net interest margin are financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures used by other companies. We calculate tangible common equity by excluding the balance of intangible assets from common stockholders’ equity. We calculate tangible book value per common share by dividing tangible common equity by common shares outstanding, less restricted common shares not vested, as compared to book value per common share, which we calculate by dividing common stockholders’ equity by common shares outstanding, less restricted common shares not vested. We believe that this is consistent with the treatment by bank regulatory agencies, which generally exclude intangible assets from the calculation of risk-based capital ratios. We calculate core diluted earnings per common share by excluding from net interest income the accretion of fair value discount on the acquired loan portfolio and amortization of fair value premium on the acquired time deposit portfolio resulting from the fiscal 2015 acquisition of Peoples Bank of the Ozarks (the Peoples Acquisition), the fiscal 2017 acquisition of Capaha Bank (the Capaha Acquisition), the fiscal 2018 acquisition of Southern Missouri Bank of Marshfield (the SMB-Marshfield Acquisition), the fiscal 2019 acquisition of First Commercial Bank (the First Commercial Acquisition), and the fiscal 2020 acquisition of Central Federal Savings & Loan Association (the Central Federal Acquisition), the fiscal 2022 acquisition of FortuneBank (the FortuneBank Acquisition). We also exclude from noninterest expense the acquisition expenses we incurred during fiscal years 2018, 2019, 2020, and 2022, and the six-month period ended December 31, 2022, resulting from the acquisitions we undertook during those periods. We believe that core diluted earnings per common share is useful in assessing our core operating performance, particularly when comparing periods or when comparing our operating performance to the operating performance of our industry peers. We calculate core net interest margin by excluding from net interest income the accretion of fair value discount on the acquired loan portfolio and amortization of fair value premium on the acquired time deposit portfolio resulting from the Peoples Acquisition, the Capaha Acquisition, the SMB-Marshfield Acquisition, the First Commercial Acquisition, the Central Federal Acquisition, and the FortuneBank Acquisition. We believe that each of these non-GAAP financial measures provides information that is important to investors and that is useful in understanding our capital position and ratios. Reconciliations of the non-GAAP measures of tangible common equity, tangible book value per common share, core diluted earnings per common share, and core net interest margin to the GAAP measures of common stockholders’ equity, book value per common share, diluted earnings per common share, and net interest margin are set forth below. Important Statements (cont.) 15

Important Statements (cont.) 16 Dollars in thousands, except per share data June 30, 2018 June 30, 2019 June 30, 2020 June 30, 2021 June 30, 2022 Dec. 31, 2022 Common stockholders' equity $ 200,694 $ 238,392 $ 258,347 $ 283,423 $ 320,772 $ 336,979 Less: Goodwill 13,078 14,089 14,089 14,089 27,288 27,288 Less: Other intangible assets, net 6,918 9,239 7,700 7,129 8,175 7,344 Tangible common equity $ 180,698 $ 215,064 $ 236,558 $ 262,205 $ 285,309 $ 302,347 Book value per common share $ 22.38 $ 25.74 $ 28.39 $ 31.94 $ 34.91 $ 36.68 Less: Intangible assets per common share 2.23 2.52 2.39 2.39 3.86 3.77 Tangible book value per common share $ 20.15 $ 23.22 $ 26.00 $ 29.55 $ 31.05 $ 32.91 Share information Common shares outstanding 8,996,584 9,289,308 9,127,390 8,905,198 9,227,111 9,229,151 Adjustment for restricted common shares not vested (28,700) (28,250) (28,025) (31,845) (39,230) (41,270) Common shares for book value determination 8,967,884 9,261,058 9,099,365 8,873,353 9,187,881 9,187,881 As of

Important Statements (cont.)

Dollars in thousands, except per share data	For the year ended June 30, 2018	For the year ended June 30, 2019	For the year ended June 30, 2020	For the year ended June 30, 2021	For the year ended June 30, 2022	For the six months ended Dec. 31, 2022
Net income	$ 20,929	$ 28,904	$ 27,545	$ 47,180	$ 47,169	$ 21,267
Non-core (income) and expense items:						
Net interest income resulting from accretion of fair value discount on acquired loans and amortization of fair value premium on acquired time deposits resulting from various acquisitions [1]	(2,253)	(2,905)	(1,804)	(1,939)	(1,810)	(1,013)
Acquisition expenses net of revenues	925	829	1,170	-	1,279	777
Total non-core (income) and expense items	(1,328)	(2,076)	(634)	(1,939)	(531)	(236)
Income tax effect of non-core items [2]	(388)	(465)	(142)	(434)	(119)	(53)
After tax impact of non-core (income) and expense items	(940)	(1,611)	(492)	(1,505)	(412)	(183)
Core net income	19,989	27,293	27,053	45,675	46,757	21,084
Less: distributed & undistributed earnings to participating securities	-	-	-	153	195	95
Core income available to common shareholders	$ 19,989	$ 27,293	$ 27,053	$ 45,522	$ 46,562	$ 20,989
Diluted earnings per common share	$ 2.39	$ 3.14	$ 2.99	$ 5.22	$ 5.21	$ 2.30
Less: Impact of non-core items on diluted earnings per common share	(0.10)	(0.17)	(0.05)	(0.17)	(0.04)	(0.02)
Core diluted earnings per common share	$ 2.29	$ 2.97	$ 2.94	$ 5.05	$ 5.17	$ 2.28
Average basic common shares	8,734,334	9,193,235	9,189,876	9,007,814	8,994,022	9,187,790
Average diluted common shares	8,745,522	9,203,909	9,199,169	9,010,737	9,011,145	9,210,302
Net interest margin (annualized)	3.78%	3.78%	3.72%	3.77%	3.72%	3.55%
Less: annualized impact of excluding accretion of fair value discount on acquired loans and amortization of fair value premium on acquired time deposits resulting from various acquisitions [1]	0.14%	0.15%	0.08%	0.08%	0.06%	0.06%
Core net interest margin (annualized)	3.64%	3.63%	3.64%	3.69%	3.66%	3.49%

(1) Includes fair value discount on acquired loans and amortization of fair value premium on acquired term deposits resulting from the Peoples, Capaha, SMB-Marshfield, First Commercial, Central Federal, and FortuneBank acquisitions.

(2) Reflects combined federal/state marginal income tax rate of 29.2% for the fiscal year ended June 30, 2018 and a rate of 22.4% for the fiscal years or fiscal year-to-date thereafter.

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